Exhibit 99.1

Delek Logistics Reports Record Second Quarter 2024 Results

•Net income attributable to all partners of $41.1 million
•Quarterly EBITDA of $102.4 million
•Distributable cash flow of $67.8 million, DCF coverage ratio of 1.32x
•Following the end of the 2nd quarter we have made following strategic moves:
•Announced the acquisition of H2O Midstream for $230 million. It increases Delek Logistics' capabilities to continue to provide full suite of services to Delek Logistics' Permian customers
•Announced the acquisition of Delek US' interest in the Wink to Webster pipeline
•Amended and extended agreements with Delek US for a period of up to seven years
•Announced the final investment decision (FID) on a new gas processing plant adjacent to the existing Delaware plant
•Improved leverage ratio to 3.81x from 4.34x at year-end 2023
•Delivered distribution growth with recent increase to 1.090/unit

BRENTWOOD, Tenn., August 6, 2024 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2024, with reported net income attributable to all partners of $41.1 million, or $0.87 per diluted common limited partner unit. This compares to net income attributable to all partners of $31.9 million, or $0.73 per diluted common limited partner unit, in the second quarter 2023. Net cash provided in operating activities was $87.6 million in the second quarter 2024 compared to $34.6 million in the second quarter 2023. Distributable cash flow was $67.8 million in the second quarter 2024, compared to $60.5 million in the second quarter 2023.
For the second quarter 2024, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $102.4 million compared to $92.8 million in the second quarter 2023.
“Delek Logistics made several strategic announcements today: (i) Delek Logistics & Delek US amended and extended certain contracts for a duration of up to seven years, (ii) The FID (final investment decision) on a new gas processing plant, (iii) Acquisition of H2O Midstream and (iv) Acquisition of Delek US' interest in the Wink to Webster pipeline. These strategic actions position Delek Logistics as a premier, full-service, midstream provider in the prolific Permian Basin,” said Avigal Soreq, President of Delek Logistics' general partner.
"These actions also move Delek Logistics toward becoming an independent, largely third-party cash flow company with a strong growth profile and extremely competitive distribution yield," Mr. Soreq continued.
“In July, the Board continued its commitment to return value to unitholders and approved the 46th consecutive increase in the quarterly distribution to $1.090 per unit," Mr. Soreq concluded.
For the H2O Midstream, transaction, Bank of America Securities, Inc. was the exclusive financial advisor and Baker Botts L.L.P. was the legal advisor to Delek Logistics.
For the intercompany transactions, Intrepid Partners, LLC was the exclusive financial advisor and Gibson, Dunn & Crutcher LLP was the legal advisor to the Conflicts Committee of Delek Logistics.
Distribution and Liquidity
On July 30, 2024, Delek Logistics declared a quarterly cash distribution of $1.090 per common limited partner unit for the second quarter 2024. This distribution will be paid on August 14, 2024 to unitholders of record on August 9, 2024. This represents a 1.9% increase from the first quarter 2024 distribution of $1.070 per common limited partner unit, and a 5.3% increase over Delek Logistics’ second quarter 2023 distribution of $1.035 per common limited partner unit. For the second quarter 2024, the total cash distribution declared to all partners was approximately $51.5 million, resulting in a distributable cash flow ("DCF") coverage ratio of 1.32x.
As of June 30, 2024, Delek Logistics had total debt of approximately $1.57 billion and cash of $5.1 million. Additional borrowing capacity, subject to certain covenants, under the $1.15 billion third party revolving credit facility was $819.8 million. The total leverage ratio as of June 30, 2024 of approximately 3.81x was within the requirements of the maximum allowable leverage ratio under the credit facility.
Consolidated Operating Results
Second quarter 2024, EBITDA was $102.4 million compared with $92.8 million in the second quarter 2023. The $9.6 million increase reflects higher contributions from the Delaware Gathering systems, terminalling and marketing rate increases, as well as continued strong throughput on joint venture pipelines.

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Gathering and Processing Segment
EBITDA in the second quarter 2024 was $54.7 million compared with $52.7 million in the second quarter 2023. The increase was primarily due to higher throughput from Permian Basin assets.
Wholesale Marketing and Terminalling Segment
EBITDA in the second quarter 2024 was $30.2 million, compared with second quarter 2023 EBITDA of $28.0 million. The increase was primarily due to higher terminalling utilization.
Storage and Transportation Segment
EBITDA in the second quarter 2024 was $16.8 million, compared with $15.0 million in the second quarter 2023. The increase was primarily due to increased storage and transportation rates.
Investments in Pipeline Joint Ventures Segment
During the second quarter 2024, income from equity method investments was $7.9 million compared to $7.3 million in the second quarter 2023.
Corporate
EBITDA in the second quarter 2024 was a loss of $7.1 million compared to a loss of $10.1 million in the second quarter 2023.
Second Quarter 2024 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its second quarter 2024 results on Tuesday, August 6, 2024 at 12:30 p.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties with respect to the timing for closing and the possible benefits of the H2O Midstream transaction, as well as from integration post-closing; risks and uncertainties related to the integration of the 3 Bear business; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures, scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering acquisition; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
Our EBITDA and distributable cash flow measures are non GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and distributable cash flow measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in our industry, our definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. For a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, please refer to "Results of Operations" below. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,111	$3,755
Accounts receivable	48,968	41,131
Accounts receivable from related parties	39,584	28,443
Inventory	1,756	2,264
Other current assets	1,150	676
Total current assets	96,569	76,269
Property, plant and equipment:
Property, plant and equipment	1,343,356	1,320,510
Less: accumulated depreciation	(424,283)	(384,359)
Property, plant and equipment, net	919,073	936,151
Equity method investments	235,911	241,337
Customer relationship intangible, net	172,285	181,336
Marketing contract intangible, net	98,550	102,155
Rights-of-way, net	60,416	59,536
Goodwill	12,203	12,203
Operating lease right-of-use assets	16,574	19,043
Other non-current assets	11,721	14,216
Total assets	$1,623,302	$1,642,246

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$26,236	$26,290
Current portion of long-term debt	—	30,000
Interest payable	25,557	5,805
Excise and other taxes payable	8,407	10,321
Current portion of operating lease liabilities	6,034	6,697
Accrued expenses and other current liabilities	3,794	11,477
Total current liabilities	70,028	90,590
Non-current liabilities:
Long-term debt, net of current portion	1,566,346	1,673,789
Operating lease liabilities, net of current portion	6,656	8,335
Asset retirement obligations	10,411	10,038
Other non-current liabilities	21,168	21,363
Total non-current liabilities	1,604,581	1,713,525
Total liabilities	1,674,609	1,804,115
Equity (Deficit):
Common unitholders - public; 12,918,673 units issued and outstanding at June 30, 2024 (9,299,763 at December 31, 2023)	287,195	160,402
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at June 30, 2024 (34,311,278 at December 31, 2023)	(338,502)	(322,271)
Total deficit	(51,307)	(161,869)
Total liabilities and deficit	$1,623,302	$1,642,246

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues:
Affiliate	$156,828	$132,993	$296,453	$257,992
Third-party	107,800	113,918	220,250	232,444
Net revenues	264,628	246,911	516,703	490,436
Cost of sales:
Cost of materials and other - affiliate	103,065	92,042	195,947	183,113
Cost of materials and other - third party	34,995	36,083	65,805	71,108
Operating expenses (excluding depreciation and amortization presented below)	29,454	28,476	61,149	52,691
Depreciation and amortization	22,746	22,469	47,913	42,233
Total cost of sales	190,260	179,070	370,814	349,145
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	174	480	395	1,005
General and administrative expenses	6,016	6,611	10,879	14,121
Depreciation and amortization	1,461	1,258	2,789	2,599
Other operating income, net	(1,744)	(455)	(1,177)	(313)
Total operating costs and expenses	196,167	186,964	383,700	366,557
Operating income	68,461	59,947	133,003	123,879
Interest expense, net	35,268	35,099	75,497	67,680
Income from equity method investments	(7,882)	(7,285)	(16,372)	(13,601)
Other income, net	(40)	(19)	(211)	(21)
Total non-operating expenses, net	27,346	27,795	58,914	54,058
Income before income tax expense	41,115	32,152	74,089	69,821
Income tax expense	57	256	383	558
Net income attributable to partners	$41,058	$31,896	$73,706	$69,263
Comprehensive income attributable to partners	$41,058	$31,896	$73,706	$69,263

Net income per limited partner unit:
Basic	$0.87	$0.73	$1.61	$1.59
Diluted	$0.87	$0.73	$1.61	$1.59
Weighted average limited partner units outstanding:
Basic	47,219,184	43,577,428	45,812,770	43,573,716
Diluted	47,232,507	43,597,282	45,829,522	43,591,726
Cash distribution per common limited partner unit	$1.090	$1.035	$2.160	$2.060

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2024	2023	2024	2023
Cash flows from operating activities
Net cash provided by operating activities	$87,639	$34,612	$131,497	$63,802
Cash flows from investing activities
Net cash used in investing activities	(5,560)	(27,914)	(15,421)	(54,893)
Cash flows from financing activities
Net cash used in financing activities	(86,640)	(9,947)	(114,720)	(9,164)
Net increase (decrease) in cash and cash equivalents	(4,561)	(3,249)	1,356	(255)
Cash and cash equivalents at the beginning of the period	9,672	10,964	3,755	7,970
Cash and cash equivalents at the end of the period	$5,111	$7,715	$5,111	$7,715

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Net Income to EBITDA:
Net income	$41,058	$31,896	$73,706	$69,263
Add:
Income tax expense	57	256	383	558
Depreciation and amortization	24,207	23,727	50,702	44,832
Amortization of marketing contract intangible	1,802	1,802	3,605	3,605
Interest expense, net	35,268	35,099	75,497	67,680
EBITDA	$102,392	$92,780	$203,893	$185,938

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$87,639	$34,612	$131,497	$63,802
Changes in assets and liabilities	(24,305)	27,259	1,482	64,929
Non-cash lease expense	38	(2,247)	(1,901)	(4,447)
Distributions from equity method investments in investing activities	540	—	2,673	1,440
Regulatory and sustaining capital expenditures not distributable	(3,007)	391	(4,286)	(3,855)
Reimbursement from Delek Holdings for capital expenditures	(4)	674	282	1,011
Accretion of asset retirement obligations	(186)	(176)	(373)	(352)
Deferred income taxes	(103)	(518)	(204)	(629)
Gain on disposal of assets	7,197	455	6,630	313
Distributable Cash Flow	$67,809	$60,450	$135,800	$122,212

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Distributions to partners of Delek Logistics, LP	$51,481	$45,112	$101,995	$89,776

Distributable cash flow	$67,809	$60,450	$135,800	$122,212
Distributable cash flow coverage ratio (1)	1.32x	1.34x	1.33x	1.36x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended June 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$51,529	$70,899	$34,400	$—	$—	$156,828
Third party	41,114	64,701	1,985	—	—	107,800
Total revenue	$92,643	$135,600	$36,385	$—	$—	$264,628

Segment EBITDA	$54,680	$30,205	$16,752	$7,882	$(7,127)	$102,392
Depreciation and amortization	19,062	1,635	2,522	—	988	24,207
Amortization of customer contract intangible	—	1,802	—	—	—	1,802
Interest expense, net	—	—	—	—	35,268	35,268
Income tax expense						57
Net income						$41,058

Capital spending	$7,351	$105	$2,731	$—	$—	$10,187

	Three Months Ended June 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$49,182	$52,076	$31,735	$—	$—	$132,993
Third party	44,055	66,751	3,112	—	—	113,918
Total revenue	$93,237	$118,827	$34,847	$—	$—	$246,911

Segment EBITDA	$52,663	$27,983	$14,978	$7,285	$(10,129)	$92,780
Depreciation and amortization	18,801	1,880	2,304	—	742	23,727
Amortization of customer contract intangible	—	1,802	—	—	—	1,802
Interest expense, net	—	—	—	—	35,099	35,099
Income tax expense						256
Net income						$31,896

Capital spending	$18,877	$(2,712)	$3,215	$—	$—	$19,380

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	Six Months Ended June 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$104,082	$123,781	$68,590	$—	$—	$296,453
Third party	84,444	131,089	4,717	—	—	220,250
Total revenue	$188,526	$254,870	$73,307	$—	$—	$516,703

Segment EBITDA	$112,439	$55,479	$34,879	$16,372	$(15,276)	$203,893
Depreciation and amortization	40,216	3,347	5,297	—	1,842	50,702
Amortization of customer contract intangible	—	3,605	—	—	—	3,605
Interest expense, net	—	—	—	—	75,497	75,497
Income tax expense						383
Net income						$73,706

Capital spending	$22,074	$21	$3,257	$—	$—	$25,352

	Six Months Ended June 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$101,943	$85,827	$70,222	$—	$—	$257,992
Third party	83,726	145,309	3,409	—	—	232,444
Total revenue	$185,669	$231,136	$73,631	$—	$—	$490,436

Segment EBITDA	$108,108	$49,937	$28,400	$13,601	$(14,108)	$185,938
Depreciation and amortization	35,248	3,569	4,406	—	1,609	44,832
Amortization of customer contract intangible	—	3,605	—	—	—	3,605
Interest expense, net	—	—	—	—	67,680	67,680
Income tax expense						558
Net income						$69,263

Capital spending	$51,666	$404	$3,411	$—	$—	$55,481

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
Gathering and Processing	2024	2023	2024	2023
Regulatory capital spending	$—	$—	$—	$—
Sustaining capital spending	171	—	1,008	—
Growth capital spending	7,180	18,877	21,066	51,666
Segment capital spending	$7,351	$18,877	$22,074	$51,666
Wholesale Marketing and Terminalling
Regulatory capital spending	$99	$18	27	79
Sustaining capital spending	6	(3,856)	(6)	(925)
Growth capital spending	—	1,126	—	1,250
Segment capital spending	$105	$(2,712)	$21	$404
Storage and Transportation
Regulatory capital spending	$322	$1,124	$322	$1,148
Sustaining capital spending	2,409	2,091	2,935	2,263
Growth capital spending	—	—	$—	$—
Segment capital spending	$2,731	$3,215	$3,257	$3,411
Consolidated
Regulatory capital spending	$421	$1,142	$349	$1,227
Sustaining capital spending	2,586	(1,765)	3,937	1,338
Growth capital spending	7,180	20,003	21,066	52,916
Total capital spending	$10,187	$19,380	$25,352	$55,481

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	73,320	61,260	73,166	62,131
Refined products pipelines to Enterprise Systems	60,575	44,966	61,904	49,957
El Dorado Gathering System	13,024	13,041	13,005	13,509
East Texas Crude Logistics System	23,259	30,666	21,481	26,690
Midland Gathering System	206,933	221,876	210,196	221,993
Plains Connection System	210,033	255,035	233,438	247,856
Delaware Gathering Assets:
Natural Gas Gathering and Processing (Mcfd(1))	76,237	73,309	76,280	74,008
Crude Oil Gathering (average bpd)	123,927	117,017	123,718	110,408
Water Disposal and Recycling (average bpd)	116,916	127,195	118,592	107,848

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	71,082	69,310	68,779	52,158
Big Spring marketing throughputs (average bpd)	81,422	75,164	79,019	76,763
West Texas marketing throughputs (average bpd)	11,381	9,985	10,678	9,454
West Texas gross margin per barrel	$2.99	$7.01	$2.60	$6.27
Terminalling throughputs (average bpd) (3)	159,260	134,323	147,937	113,926
(1) Mcfd - average thousand cubic feet per day.
(2) Excludes jet fuel and petroleum coke.
(3) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its X account (@DelekLogistics).

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